Exhibit (e)(2)

AMENDMENT 8

This amendment (the “Amendment”) between the parties signing below (“Parties”') amends the Existing Agreement as of July 8, 2020 (the “Effective Date”):

Term	Means
“Existing Agreement”	The Distribution Agreement between ALPS and the Fund dated April 16, 2018, as amended
“ALPS”	ALPS Distributors, Inc.
“Fund”	DBX ETF Trust

Except as amended hereby, all terms of the Existing Agreement remain in full force and effect. This Amendment includes the amendments in Schedule A and general terms in Schedule B.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives.

DBX ETF TRUST	ALPS Distributors, Inc.

By: /s/ Freddi Klassen	By: /s/ Bradley J. Swenson
Name: Freddi Klassen Title: President	Name: Bradley J. Swenson Title: Director, President and Chief Operating Officer

Schedule A to this Amendment

Effective as of the Effective Date, the Existing Agreement is amended as follows:

1.	Appendix A entitled “List of Portfolios” is deleted and replaced with the following Appendix A entitled “List of Portfolios”:

APPENDIX A

LIST OF PORTFOLIOS

Name	Ticker
Xtrackers Municipal Infrastructure Revenue Bond ETF	RVNU
Xtrackers MSCI Germany Hedged Equity ETF	DBGR
Xtrackers MSCI EAFE Hedged Equity ETF	DBEF
Xtrackers MSCI Emerging Markets Hedged Equity ETF	DBEM
Xtrackers MSCI Japan Hedged Equity ETF	DBJP
Xtrackers MSCI Europe Hedged Equity ETF	DBEU
Xtrackers MSCI All World ex US Hedged Equity ETF	DBAW
Xtrackers MSCI Eurozone Hedged Equity ETF	DBEZ
Xtrackers Harvest CSI 300 China A-Shares ETF	ASHR
Xtrackers MSCI All China Equity ETF	CN
Xtrackers Harvest CSI 500 China A-Shares Small Cap ETF	ASHS
Xtrackers Japan JPX-Nikkei 400 Equity ETF	JPN
Xtrackers J.P. Morgan ESG Emerging Markets Sovereign ETF	ESEB
Xtrackers Bloomberg Barclays US Investment Grade Corporate ESG ETF	ECSR
Xtrackers J.P. Morgan ESG USD High Yield Corporate Bond ETF	ESHY
Xtrackers MSCI EAFE High Dividend Yield Equity ETF	HDEF
Xtrackers MSCI All World ex US High Dividend Yield Equity ETF	HDAW
Xtrackers Eurozone Equity ETF	EURZ
Xtrackers MSCI China A Inclusion Equity ETF	ASHX
Xtrackers Russell 1000 Comprehensive Factor ETF	DEUS
Xtrackers FTSE Developed Ex US Comprehensive Factor ETF	DEEF
Xtrackers USD High Yield Corporate Bond ETF	HYLB
Xtrackers Short Duration High Yield Corporate Bond ETF	SYHL
Xtrackers High Beta High Yield Bond ETF	HYUP
Xtrackers Low Beta High Yield Bond ETF	HYDW
Xtrackers Russell 1000 US Quality at a Reasonable Price ETF	QARP
Xtrackers MSCI EAFE ESG Leaders Equity ETF	EASG
Xtrackers MSCI Emerging Markets ESG Leaders Equity ETF	EMSG
Xtrackers MSCI ACWI ex USA ESG Leaders Equity ETF	ACSG
Xtrackers S&P 500 ESG ETF	SNPE

Xtrackers MSCI USA ESG Leaders Equity ETF	USSG
Xtrackers International Real Estate ETF	HAUZ
Xtrackers CRT Total Mortgage Bond ETF
Xtrackers CRT High Yield Mortgage Bond ETF
Xtrackers MSCI Kokusai Equity ETF	KOKU

Schedule B to this Amendment General Terms

1.	Capitalized terms not defined herein shall have the meanings given to them in the Existing Agreement.
2.	The Amendment shall not be modified, supplemented, amended or interpreted in accordance with, any industry custom or practice, or any internal policies or procedures of any Party. This Amendment (including any attachments, schedules and addenda hereto), along with the Existing Agreement, as amended, contains the entire agreement of the Parties and thus governs the Parties' duties and obligations with respect to the subject matter hereof and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the Parties with respect thereto.
3.	This Amendment may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. Signatures may be exchanged via facsimile or electronic mail and signature s so exchanged shall be binding to the same extent as if original signatures were exchanged.
4.	This Amendment and any dispute or claim arising out of or in connection with it, its subject matter or its formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of the same jurisdiction as the Existing Agreement.